PARTICIPATION AGREEMENT

     This Participation Agreement (“Agreement”) is made as of April 29, 2010 by and among ING INVESTORS TRUST (the “ING Trust”), a Massachusetts business trust, on behalf of each of the series identified on Schedule A (each, a “Fund of Funds,” and collectively, the “Funds of Funds”); DIRECTED SERVICES LLC, the investment manager to the Funds of Funds (the “Fund of Funds Adviser”); ING USA ANNUITY AND LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of Delaware, and RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK, a life insurance company organized under the laws of the State of New York (individually and together, the “Insurance Company”), each on behalf of itself and certain of its separate accounts (each an “Account”), as listed on Schedule C to this Agreement, as such Schedule may be amended from time to time by mutual agreement in writing; DFA INVESTMENT DIMENSIONS GROUP INC. (the “Underlying Management Company”), on behalf of its respective series named on Schedule B hereto (each such series an “Underlying Fund,” and collectively, the “Underlying Funds”); and DIMENSIONAL FUND ADVISORS LP (“Dimensional”), the investment adviser and/or administrator to the Underlying Funds, and the subadviser to the Funds of Funds.

     WHEREAS, the ING Trust is an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and each Fund of Funds is a series of the ING Trust; and

     WHEREAS, the Underlying Management Company is an investment company registered under the 1940 Act, and each Underlying Fund is a series of the Underlying Management Company; and

     WHEREAS, the Insurance Company has issued or proposes to issue, now and in the future, certain multi-manager variable annuity contracts (the “Contracts”), as set forth on Schedule D to this Agreement, as such Schedule may be amended from time to time by mutual agreement in writing; and

     WHEREAS, the Insurance Company has established one or more Accounts, as set forth on Schedule C to this Agreement, under applicable state insurance law, for purposes of funding the Contracts, and has registered or will register each Account with the United States Securities and Exchange Commission (the “SEC” or the “Commission”) as a unit investment trust under the Securities Act of 1933, as amended (the “1933 Act”) and the 1940 Act (unless the Account is exempt from registration); and

     WHEREAS, the Contracts, are or will be registered by the Insurance Company with the SEC for offer and sale (unless the Contract is exempt from registration); and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Insurance Company intends to purchase shares in one or more Fund of Funds, on behalf of the Accounts, to fund the Contracts, and such Funds of Funds will in turn invest in shares of

Underlying Funds (the “Shares”) and the Underlying Funds are authorized to sell such Shares to the Funds of Funds at net asset value; and

     WHEREAS, the ING Trust has received a “Mixed and Shared Funding Order” (the “ING Mixed and Shared Funding Order”) from the Commission, granting relief from certain provisions of the 1940 Act and the rules thereunder to the extent necessary to permit shares of the Funds of Funds to be sold to variable annuity and life insurance separate accounts of unaffiliated insurance companies; and

     WHEREAS, the Underlying Management Company has received a “Mixed and Shared Funding Order” (the “DFA Mixed and Shared Funding Order”) from the Commission, granting relief from certain provisions of the 1940 Act and the rules thereunder to the extent necessary to permit Shares of certain Underlying Funds to be sold to variable annuity and life insurance separate accounts of unaffiliated insurance companies; and

     WHEREAS, Sections 12(d)(1)(A) and (B) of the 1940 Act limit the ability of an investment company to invest in shares of another investment company, and therefore limit the ability of a Fund of Funds to invest in shares of an Underlying Fund, as well as the ability of an Underlying Fund to sell its shares to the Fund of Funds, and Section 17(a) of the 1940 Act generally prohibits sales and purchases of a security between an investment company and an “affiliated person” of an investment company, as that term is defined in Section 2(a)(3) of the 1940 Act, which would include any person who owns, controls, or holds with power to vote 5 percent or more of the outstanding voting securities of the investment company; and

     WHEREAS, the ING Trust, the Fund of Funds Adviser, and certain of their affiliates obtained an order from the SEC, dated November 8, 2005 (as may be amended from time to time), that, in part, in accordance with the conditions of the order as set forth in the related Commission Notice of Application for such order (such order and related Notice of Application, as may be amended from time to time, being collectively referred to herein as the “ING Order”), permits a Fund of Funds to acquire shares of other registered open-end management investment companies or unit investment trusts that are outside the “same group of investment companies,” as that term is defined in the 1940 Act; and

     WHEREAS, for purposes of the ING Order, the Underlying Management Company is an unaffiliated investment company, and each Underlying Fund is an Unaffiliated Underlying Fund (as defined in the ING Order); and

     WHEREAS, in reliance on the ING Order, the Funds of Funds may acquire Shares in excess of the limits imposed by Section 12(d)(1)(A); and

     WHEREAS, pursuant to condition 10 set forth in the ING Order, the ING Trust must enter into a written agreement with the Underlying Management Company, on behalf of an Underlying Fund, prior to a Fund of Funds acquiring Shares in the Underlying Fund in excess of the limit imposed by Section 12(d)(1)(A)(i) of the 1940 Act, and this Agreement is intended to meet the requirements of condition 10;

     NOW, THEREFORE, the ING Trust, on behalf of each Fund of Funds, the Fund of Funds Adviser, the Insurance Company, on behalf of each Account, Dimensional, and the

Underlying Management Company, on behalf of the Underlying Funds, hereby agree as follows:

I. TERMS USED IN THE AGREEMENT

1.1 Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the ING Order.

II. REPRESENTATIONS AND OBLIGATIONS OF THE ING TRUST AND THE
FUND OF FUNDS ADVISER

2.1 The ING Trust, or the Fund of Funds Adviser on behalf of the ING Trust, has delivered to the Underlying Management Company and Dimensional a copy of the ING Order as currently in effect, a copy of which is attached to this Agreement as Exhibit 1.
The ING Trust promptly shall deliver to the Underlying Management Company and
Dimensional a copy of any notice of any application filed with the Commission by the
ING Trust or any of its affiliates to amend, or if granted, would have the effect of amending, the ING Order, as well as any order issued by the Commission pursuant to such notice.

2.2 Except as otherwise permitted by law, the ING Trust shall not invest in any
Underlying Fund in excess of the limit in Section 12(d)(1)(A)(i) unless the ING Trust and its affiliates that are parties to the ING Order comply with all terms and conditions of the
ING Order applicable to them. Such terms and conditions are set out in a copy of the
ING Order attached at Exhibit 1 to this Agreement, and summarized in Exhibit 2, as such exhibits may be amended from time to time to reflect any amendments to the ING Order.

2.3 At the time of a Fund of Funds’ investment in Shares of an Underlying Fund in excess of the limit in Section 12(d)(1)(A)(i), the Fund of Funds Adviser will notify the
Underlying Fund of the investment. At such time, the Fund of Funds Adviser also will transmit to the Underlying Fund and Dimensional a list (the “List”) of the names of each Fund of Funds Affiliate and Underwriting Affiliate and any Affiliated Underwriting. The Fund of
Funds Adviser acknowledges that the identities of the Fund of Funds Affiliates, Underwriting
Affiliates, and Affiliated Underwritings (as defined in the ING Order) constitute information not otherwise available to the Underlying Fund, and are necessary for the Underlying Fund to comply with the ING Order. The Fund of Funds Adviser will notify the Underlying Fund and
Dimensional of any changes to the List as soon as reasonably practicable after a change occurs.

2.4 No Fund of Funds will acquire Shares in excess of the limit of
Section 12(d)(1)(A)(i) of the 1940 Act unless and until the ING Trust, on behalf of such Fund of Funds, and the Underlying Management Company, on behalf of the Underlying Fund, have executed this Agreement and complied with the terms and conditions hereof.
Notwithstanding any other provision of this Agreement or term or condition of the ING Order, no Underlying Fund shall be obligated to sell any Shares to the Underlying Funds.

2.5 The ING Trust, on behalf of each Fund of Funds, represents and warrants to the Underlying Funds and Dimensional that the members of the ING Trust’s Board of
Trustees understand the terms and conditions of the ING Order, and agree to fulfill their responsibilities under the ING Order. The ING Trust understands that this Agreement is entered into in furtherance of, and pursuant to, the ING Order, and agrees that this Agreement shall be interpreted consistently therewith.

2.6 The Fund of Funds Adviser represents and warrants to the Underlying Funds and Dimensional that it has read the ING Order and agrees to the terms and conditions thereof. The Fund of Funds Adviser further agrees that it will use its best efforts to (a) cause each Fund of Funds to abide by the terms and conditions of the ING Order and this
Agreement, and (b) fulfill its responsibilities under the ING Order.

2.7 The Fund of Funds Adviser represents and warrants to the Underlying Funds and Dimensional that it is registered under the Investment Advisers Act of 1940, as amended
(the “Advisers Act”).

2.8 The ING Trust represents and warrants to the Underlying Funds and
Dimensional that if a Fund of Funds purchases Shares from an Underlying Fund, the Fund of
Funds will do so only in compliance with the Fund of Funds’ investment restrictions and only if so doing is consistent with the investment policies set forth in the Fund of Funds’
registration statement under the 1933 Act.

2.9 The ING Trust, on behalf of each Fund of Funds, represents and warrants to the Underlying Management Company and Dimensional that each Fund of Funds operates, and will continue to operate, in compliance with the applicable provisions of the 1940 Act, and the Commission’s rules and regulations thereunder, and any other applicable federal or state securities laws. The ING Trust and the Fund of Funds Adviser agree that the Underlying
Funds and Dimensional are entitled to rely on the representations contained in this
Agreement.

2.10 This Agreement has been duly authorized, executed, and delivered by the Fund of Funds Adviser, and is a valid and legally binding contract enforceable in accordance with its terms. No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Fund of Funds Adviser of the transactions contemplated by this Agreement. The execution and delivery of this Agreement did not, and the consummation of the transactions contemplated by this Agreement will not, violate the
Fund of Funds Adviser’s organizational documents or Bylaws, or any resolution, agreement, or arrangement to which the Fund of Funds Adviser is a party or by which the Fund of Funds
Adviser is bound.

2.11 The ING Trust and the Fund of Funds Adviser each represents to the other parties to this Agreement that it is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its or their business or its or their ability to consummate the transactions herein contemplated.

2.12 The ING Trust and the Fund of Funds Adviser each represents and warrants to the other parties to this Agreement that all of their respective directors/trustees, officers, employees, investment advisers, and other individuals/entities dealing with the cash and/or securities of the Funds of Funds are, and shall continue to be, at all times covered by a blanket fidelity bond or similar coverage in an amount not less than the amount required by the applicable rules of The Financial Industry Regulatory Authority (“FINRA”) and the federal securities laws, including the 1940 Act, as applicable. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.
The ING Trust and the Fund of Funds Adviser agree to make all reasonable efforts to assure that such bond, or another bond containing these provisions, is continuously in effect, and each agrees to notify promptly the other parties to this Agreement in the event that such coverage no longer applies.

2.13 The ING Trust, on behalf of each Fund of Funds agrees that each shall preserve a copy of this Agreement, together with copies of the ING Order and the List, for a period of not less than six years from the end of the fiscal year in which the most recent investment by the Fund of Funds in the Underlying Fund in reliance on the ING Order occurred. For the first two years of such six-year period, the foregoing documents shall be maintained by the
ING Trust in an easily accessible place.

2.14 For the avoidance of doubt, the parties understand and agree that the
“administrative fee” payable by certain Underlying Funds for ongoing administrative services, pursuant to certain administration agreements existing at the time of this Agreement, is not compensation in connection with the investment by the Fund of Funds in an Underlying Fund.

III. REPRESENTATIONS AND OBLIGATIONS OF THE UNDERLYING
MANAGENT COMPANY AND DIMENSIONAL

3.1 The Underlying Management Company and Dimensional each acknowledges that it has received a copy of the ING Order.

3.2 The Underlying Management Company represents that the Board of Directors of the Underlying Management Company, including a majority of the Directors of the
Underlying Management Company who are not “interested persons” of an Underlying Fund, as such term is defined under the 1940 Act (the “Disinterested Directors”), will adopt procedures reasonably designed to assure compliance with the terms and conditions of the
ING Order applicable to the Underlying Management Company, the Underlying Funds and
the Board. Such terms and conditions are set out in a copy of the ING Order attached at
Exhibit 1 to this Agreement, and summarized in Exhibit 2, as such exhibits may be amended from time to time to reflect any amendments to the ING Order.

3.3 The Underlying Management Company will notify the ING Trust and the Fund of Funds Adviser if the Underlying Management Company and/or Dimensional applies for or obtains, on behalf of one or more Underlying Funds, an order from the Commission under
Section 12(d)(1)(J) of the 1940 Act for an exemption from Sections 12(d)(1)(A) and (B) of the
1940 Act.

3.4 The Underlying Management Company, on behalf of the Underlying Funds, represents and warrants to the ING Trust and the Fund of Funds Adviser that the members of the Underlying Management Company’s Board of Directors understand the terms and conditions of the ING Order, and agree to abide by the applicable terms and conditions of the

ING Order and fulfill their responsibilities under the ING Order. The Underlying
Management Company understands that this Agreement is entered into in furtherance of, and pursuant to, the ING Order, and agrees that this Agreement shall be interpreted consistently therewith.

3.5 Dimensional represents and warrants to the ING Trust and the Fund of Funds
Adviser that it has read the ING Order and agrees to abide by the applicable terms and conditions thereof. Dimensional further agrees that it will use its best efforts to cause each
Underlying Fund to abide by the applicable terms and conditions of the ING Order and this
Agreement and fulfill its responsibilities under the ING Order.

3.6 Dimensional represents and warrants to the Insurance Company, the ING Trust and the Fund of Funds Adviser that it is registered under the Advisers Act.

3.7 The Underlying Management Company, on behalf of the Underlying Funds, represents and warrants to the ING Trust and the Fund of Funds Adviser that each Underlying
Fund operates, and will continue to operate, in compliance with the applicable provisions of the 1940 Act, and the Commission’s rules and regulations thereunder, and any other applicable federal or state securities laws. The Underlying Management Company and
Dimensional agree that the ING Trust, on behalf of the Funds of Funds, and the Fund of
Funds Adviser are entitled to rely on the representations contained in this Agreement.

3.8 This Agreement has been duly authorized, executed, and delivered by
Dimensional and the Underlying Management Company, and is a valid and legally binding contract enforceable in accordance with its terms. No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by
Dimensional and the Underlying Management Company of the transactions contemplated by this Agreement. The execution and delivery of this Agreement did not, and the consummation of the transactions contemplated by this Agreement will not, violate either
Dimensional’s or the Underlying Management Company’s organizational documents or
Bylaws, or any resolution, agreement, or arrangement to which Dimensional or the
Underlying Management Company is a party or by which the Dimensional or the Underlying
Management Company is bound.

3.9 The Underlying Funds are duly authorized to sell Shares of the Underlying
Funds to the Funds of Funds as contemplated by the terms of this Agreement.

3.10 Dimensional and the Underlying Management Company each represents to the other parties to this Agreement that it is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its or their business or its or their ability to consummate the transactions herein contemplated.

3.11 The Underlying Funds and Dimensional represent and warrant that the
Underlying Funds are or will be registered under the 1933 Act and 1940 Act, or are exempt from registration. The Underlying Funds and Dimensional represent and warrant that shares of the Underlying Funds will be issued and sold to the Funds of Funds in compliance, in all material respects, with all applicable laws. The Underlying Funds and Dimensional represent and warrant that the Underlying Funds, which have elected, or intend to elect, to be taxed as a
“regulated investment company” within the meaning of Section 851(a) of the 1986 Internal
Revenue Code, as amended (the “Code”), will be managed in accordance with Subchapter M of the Code (or any successor provision), and (b) the Underlying Funds, which are designed to serve as a funding vehicle for any insurance company separate accounts, will be managed in a manner to meet the diversification requirements specified in Section 817(h) of the Code (or any successor provision). For purposes of this Agreement, the following phrase or words to similar effect, “designed to serve as a funding vehicle for any insurance company separate accounts,” means the Shares of an Underlying Fund are designed to be sold, directly or indirectly, only to life insurance company separate accounts, or to other types of investors eligible to purchase such an insurance-dedicated fund under Section 817(h) of the Code, including insurance-dedicated feeder funds or similar arrangements.

3.12 Dimensional and the Underlying Management Company represent and warrant that the Underlying Management Company and each of the Underlying Funds are duly organized and in good standing under applicable law; and that the Underlying Management
Company is legally and validly established, prior to any issuance or sale thereof of any of its
Shares, as an open-end investment company under all applicable laws; and that it has and will maintain the capacity to issue all shares that may be sold; and that the Underlying
Management Company is in good standing to sell the shares in all jurisdictions where it does business.

3.13 Dimensional and the Underlying Management Company each represents and warrants to the other parties to this Agreement that all of its respective directors/trustees, officers, employees, investment advisers, and other individuals/entities dealing with the cash and/or securities of the Funds of Funds are, and shall continue to be, at all times covered by a blanket fidelity bond or similar coverage in an amount not less than the amount required by the applicable rules of FINRA and the federal securities laws, including the 1940 Act, as applicable. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. Dimensional and the Underlying
Management Company agree to make all reasonable efforts to assure that such bond, or another bond containing these provisions, is continuously in effect, and each agrees to notify promptly the other parties to this Agreement in the event that such coverage no longer applies.

3.14 The Underlying Management Company, on behalf of the Underlying Funds, agrees that each shall preserve a copy of this Agreement, together with copies of the ING
Order and the List, for a period of not less than six years from the end of the fiscal year in which the most recent investment by the Fund of Funds in the Underlying Fund in reliance on the ING Order occurred. For the first two years of such six-year period, the foregoing documents shall be maintained by the Underlying Management Company in an easily accessible place.

IV. REPRESENTATIONS AND OBLIGATIONS OF THE INSURANCE
COMPANY

4.1 The Insurance Company represents and warrants that it has or will have registered each Account as a unit investment trust, in accordance with the provisions of the
1940 Act, or each such Account is, and will continue to be, exempt from registration under
Section 3(c) of the 1940 Act, to serve as a segregated investment account for the Contracts.

4.2 The Insurance Company represents that the Contracts currently are treated as variable life insurance or variable annuity contracts under the Code, and that Insurance
Company will (a) maintain such treatment, and (b) notify the ING Trust, the Fund of Funds
Adviser, Dimensional and the Underlying Management Company promptly upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that the
Contracts might not be so treated in the future.

4.3 The Insurance Company represents and warrants that it is an insurance company, within the meaning of Section 816(a) of the Code, duly organized and in good standing under applicable law; and that it has legally and validly established the Accounts prior to any issuance or sale thereof as a segregated asset account under all applicable laws;
and that it has and will maintain the capacity to issue all Contracts that may be sold; and that the Insurance Company is properly licensed, qualified, and in good standing to sell the
Contracts in all jurisdictions where the Insurance Company does business.

4.4 The Accounts are duly authorized to acquire shares of the Funds of Funds as contemplated by the terms of this Agreement.

4.5 The Insurance Company represents to the other parties to this Agreement that it is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its or their business or its or their ability to consummate the transactions herein contemplated.

4.6 The Insurance Company represents and warrants that the Contracts are or will be registered under the 1933 Act or exempt from registration. The Insurance Company represents and warrants that the Contracts will be issued and sold in compliance, in all material respects, with all applicable laws.

4.7 Subject to and as required by applicable law, including the administrative requirements of regulatory authorities the Insurance Company reserves the right to modify any Contract in any respect whatsoever. The Insurance Company reserves the right, in its sole discretion, to suspend the sale of any Contract, in whole or in part, or to accept or reject any application for the sale of any Contract. The Insurance Company agrees to notify the other parties to this Agreement in the event that the Insurance Company suspends sales of any
Contract.

4.8 The Insurance Company represents and warrants to the other parties to this
Agreement that all of their respective directors/trustees, officers, employees, investment advisers, and other individuals/entities dealing with the cash and/or securities of the Insurance
Company are, and shall continue to be, at all times covered by a blanket fidelity bond or similar coverage in an amount not less than the amount required by the applicable rules of
FINRA and the federal securities laws, including the 1940 Act, as applicable. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Insurance Company agrees to make all reasonable efforts to assure that such bond, or another bond containing these provisions, is continuously in effect, and each agrees to notify promptly the other parties to this Agreement in the event that such coverage no longer applies.

V. PURCHASE AND REDEMPTION OF FUND SHARES

5.1 The ING Trust agrees to purchase and redeem the shares of the Underlying
Funds named in Schedule B offered by the then current prospectus and statement of additional information of the Underlying Management Company in accordance with the provisions of such prospectus and statement of additional information.

5.2 The parties represent and warrant to each other and agree to limit, and not facilitate, a Contract holder’s participation in the Funds of Funds’ investment process such that: (1) there is not, and there will not be, any arrangement, plan, contract, or agreement between Dimensional and a Contract holder regarding the availability of an Underlying Fund to the Funds of Funds or the specific assets to be held by the Funds of Funds; (2) other than a
Contract holder’s ability to allocate Contract premiums and transfer amounts in the Account to and from the Account corresponding to the Funds of Funds, all investment decisions concerning the Funds of Funds will be made by the Fund of Funds Adviser or Dimensional and all investment decisions concerning the Underlying Funds will be made by Dimensional and the Underlying Management Company’s Board in their sole and absolute discretion, and a
Contract holder cannot, and will not be able to, (A) direct the Funds of Funds’ investment in any particular asset or recommend a particular investment or investment strategy, or (B)
communicate directly or indirectly with Dimensional concerning the selection, quality, or rate of return on any specific investment or group of investments held by the Underlying Fund; (3)
the percentage of the Funds of Fund’s assets invested in a particular Underlying Fund will not be fixed in advance of any Contract holder’s investment and will be subject to change by the
Fund of Funds Adviser, Dimensional, in its capacity as subadviser to the Funds of Funds, or any other subadviser to the Funds of Funds at any time without notice; (4) there is not, and will not be, any agreement or plan between Dimensional or another subadviser to the Funds of
Funds and a Contract holder regarding a particular investment of the Underlying Fund; (5) a
Contract holder does not have, and will not have, any current knowledge of the Funds of
Funds’ specific assets other than as may be required to be presented in periodic reports to the
Funds of Funds’ shareholders; (6) a Contract holder does not have, and will not have, any legal, equitable, direct, or indirect ownership interest in any of the assets of the Underlying
Fund; and (7) a Contract holder only has, and only will have, a contractual claim against the
Insurance Company offering the Contract to receive cash from the Insurance Company under the terms of the Contract.

VI. POTENTIAL CONFLICTS

6.1 Shares of the ING Trust may be offered to separate accounts of various insurance companies in addition to the Insurance Company and otherwise in accordance with the ING Mixed and Shared Funding Order. The Underlying Management Company
acknowledges that the ING Trust is subject to the requirements set forth in the ING Mixed and Shared Funding Order and agrees to take all steps reasonably necessary to assist the ING
Trust in complying with the ING Mixed and Shared Funding Order. The Underlying
Management Company will assist the ING Trust and the Trustees of the ING Trust in carrying out their responsibilities under any applicable provisions of the federal securities laws and/or the ING Mixed and Shared Funding Order, by providing the ING Trust and the Trustees with all information reasonably necessary for the ING Trust and the Trustees to consider any issues raised.

6.2 To the extent required by applicable provisions of the federal securities laws and/or any exemptive orders granted by the SEC to the Underlying Management Company, including the DFA Mixed and Shared Funding Order, the Directors of the Underlying
Management Company will monitor the Underlying Funds that are subject to the DFA Mixed and Shared Funding Order for the existence of any material irreconcilable conflict between the interests of the Contract holders of all Accounts investing in the Underlying Funds. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable insurance (including federal, state, or other jurisdiction), tax, or securities laws or regulations, a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Underlying Fund is being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract holders; or (f) a decision by the Insurance Company to disregard the voting instructions of Contract holders. The Underlying Management
Company’s Board shall promptly inform the ING Trust if the Board determines that a material irreconcilable conflict exists and the implications thereof.

6.3 The Insurance Company will report any potential or existing conflicts in the
Underlying Management Company of which the Insurance Company is aware to the Directors of the Underlying Management Company and, on an annual basis, shall provide the
Underlying Management Company with written notification, on the Underlying Management
Company’s form, that the Insurance Company is not aware of any conflict, if such is the case.
The Insurance Company will assist the Directors of the Underlying Management Company in carrying out their responsibilities under any applicable provisions of the federal securities laws and/or the DFA Mixed and Shared Funding Order, by providing the Underlying
Management Company Directors with all information reasonably necessary for the Directors to consider any issues raised.

6.4 The Insurance Company, at least annually, will submit to the Directors of the
Underlying Management Company such reports, materials, or data as such Directors reasonably may request so that the Directors may fully carry out the obligations imposed upon the Directors by the conditions contained in the DFA Mixed and Shared Funding Order. The
Insurance Company shall submit such reports, materials, and data more frequently if deemed appropriate by the Directors. This includes, but is not limited to, an obligation on the part of the Insurance Company to inform the Directors whenever Contract holder voting instructions are disregarded. The Insurance Company acknowledges that: (i) the Insurance Company’s disregard of voting instructions may conflict with the majority of Contract holders’ voting instructions, and (ii) the Insurance Company’s action could preclude a majority vote approving a proposed change or could represent a minority view. If the Insurance Company’s judgment represents a minority position or would preclude a majority vote, then the Insurance
Company may be required, at the election of the Underlying Management Company, to withdraw the Accounts’ investment in the Underlying Funds. Other than possible decline in the value of the Account due to fluctuations in the net asset value of the Underlying Funds, no charge or penalty will be imposed as a result of such withdrawal.

6.5 If it is determined by a majority of the Directors of the Underlying
Management Company, or a majority of the Disinterested Directors of the Underlying
Management Company, that a material irreconcilable conflict exists, the Insurance Company shall, at its expense and to the extent reasonably practicable (as determined by a majority of
Disinterested Directors), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, up to and including: (1) withdrawing the assets allocable to some or all of the Accounts from the Underlying Fund and reinvesting such assets in a different investment medium, including (but not limited to) another Underlying Fund of the Underlying
Management Company, or submitting the question of whether such segregation should be implemented to a vote of all affected owners and, as appropriate, segregating the assets of any appropriate group that votes in favor of such segregation, or offering to the affected owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

6.6 If a material irreconcilable conflict arises because a particular state or other jurisdiction’s insurance regulator’s decision applicable to the Insurance Company conflicts with the majority of other insurance regulators, then the Insurance Company will withdraw the affected Account’s investment in the Underlying Fund and terminate this Agreement with respect to such Account within six (6) months after the Directors of the Underlying
Management Company inform the Insurance Company in writing that the Directors have determined that such decision has created a material irreconcilable conflict, provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested
Directors. Until the end of the foregoing six (6)-month period, Dimensional and the
Underlying Management Company shall continue to accept and execute orders by the
Insurance Company for the purchase (and redemption) of Shares of the Underlying Funds.

6.7 The Insurance Company shall not be required by this Agreement to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract holders materially adversely affected by the material irreconcilable conflict. In the event that the Trustees of the ING Trust or Directors of the Underlying
Management Company, as applicable, determine that any proposed action does not adequately remedy any material irreconcilable conflict, then the Insurance Company will withdraw the
Account’s investment in the Funds of Funds, and in the Underlying Fund through the Funds of Funds, and terminate this Agreement within six (6) months after the Trustees of the ING
Trust or the Directors of the Underlying Management Company, as applicable, inform the
Insurance Company in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict.

6.8 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the DFA
Mixed and Shared Funding Order) on terms and conditions that are materially different from those contained in the DFA Mixed and Shared Funding Order, then (a) the Underlying
Management Company and/or the Insurance Company, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3 (T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) the applicable Sections of this
Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

VII. USE OF NAME; SALES LITERATURE, PROSPECTUSES AND
OTHER REPORTS

7.1 The Underlying Management Company hereby consents to the ING Trust’s use of the name of the Underlying Management Company’s Underlying Funds and the names of their affiliates in the Fund of Funds’ disclosure documents and, to the extent required, necessary, or advisable, in shareholder communications. No party hereto, or any of their affiliates, shall use the name or any trade name, trademark, trade device, service mark, or symbol, or any abbreviation, contraction, or simulation thereof, of any other party hereto, or any of their affiliates, for any purpose, including in its marketing materials, unless it first receives prior written approval of the relevant party. Upon termination of this Agreement, the parties shall immediately forthwith cease to use the name or any trade name, trademark, trade device, service mark, or symbol, or any abbreviation, contraction, or simulation thereof, of any other party except to the extent that continued use is required by applicable laws, rules, and regulations.

7.2 The ING Trust promptly shall inform the Underlying Management Company and Dimensional as to the status of all sales literature filings relating to the Funds of Funds that mention the Underlying Funds, and promptly shall notify Dimensional of all approvals or disapprovals of sales literature filings pertaining to the Funds of Funds that mention the
Underlying Funds with regulatory authorities. The Insurance Company promptly shall provide the Underlying Management Company with copies of any owner complaints respecting the Contracts that relate to the Underlying Funds, and Dimensional shall promptly provide the Insurance Company with copies of any complaints respecting the Contracts that
Dimensional receives. Except with the written consent of the Underlying Management
Company or Dimensional, as appropriate, the ING Trust shall not make any oral or written material representations concerning the Underlying Management Company, the Underlying
Funds, or Dimensional other than the information or representations contained in: (a) a registration statement or prospectus for an Underlying Fund, as amended or supplemented from time to time; (b) published reports or statements of the Underlying Funds that are in the public domain or are approved by the Underlying Management Company; or (c) sales literature or other promotional material of the Underlying Funds. Notwithstanding the foregoing, this provision shall not be interpreted to prevent the Insurance Company, Funds of

Funds or Fund of Funds Adviser from providing information about the Underlying
Management Company, the Underlying Funds, Dimensional, or this Agreement to regulators, as required under applicable law, or to the members of the Insurance Company’s or ING
Trust’s Boards of Directors/Trustees, accountants or legal counsel who have a need to know such information and who have been made aware of the restrictions contained in this
Agreement concerning the use of such information.

7.3 Except with the written consent of the Insurance Company, the Underlying
Management Company or Dimensional shall not make any material representations concerning the Insurance Company, the Fund of Funds, the Funds of Funds Adviser, or the
Contracts, other than the information or representations contained in:

(a) a registration statement, prospectus, or offering memoranda for the Contracts or Funds of Funds, as amended or supplemented from time to time;

(b) published reports or statements of the Contracts, the Accounts or the Funds of
Funds that are in the public domain or are approved by the Insurance
Company; or

(c) sales literature or other promotional material of the Insurance Company, Funds of Funds, or Fund of Funds Adviser.

7.4 Notwithstanding the foregoing, this provision shall not be interpreted to prevent the Underlying Management Company, the Underlying Funds, and Dimensional from providing information about the ING Trust, the Fund of Funds Adviser, the Insurance
Company, or this Agreement to regulators, as required under applicable law, or to members of the Underlying Management Company’s Board, accountants or legal counsel who have a need to know such information and who have been made aware of the restrictions contained in this
Agreement concerning the use of such information.

7.5 For purposes of Sections 7.3 through 7.4, the phrase “sales literature or other promotional material” shall be construed in accordance with all applicable laws and regulations.

7.6 The Underlying Management Company will provide to the ING Trust at least one complete copy of all registration statements, prospectuses, proxy statements, solicitations for voting instructions, and all amendments to any of the above, that relate to the Underlying
Funds or the Shares in final form as filed with the SEC. The Underlying Management
Company represents and warrants that the registration statements, prospectuses, proxy statements, solicitations for voting instructions, and any other filings in connection therewith with respect to the Accounts will not deviate materially from the forms of such documents provided to the ING Trust.

7.7 The Insurance Company will provide to the Underlying Management Company at least one complete copy of all materials describing the Funds of Funds and the Contracts, including application and investment election forms, sample illustrations, and any other applicable documents or materials. In the event any such documents are required to be filed with any regulatory body, the Insurance Company shall provide such materials in final form as filed with such regulatory authority. The Insurance Company represents and warrants that the Contracts, registration statements, prospectuses, offering memoranda, and any other filings in connection therewith with respect to the Accounts will not deviate materially from the forms of such documents provided to the Underlying Management Company.

VIII. TERMINATION

8.1 This Agreement may be terminated by any party with or without cause on sixty
(60) days’ advance written notice or such other time as the parties may mutually agree.

8.2 Notwithstanding any other provision of this Agreement, Dimensional or the
Underlying Management Company may terminate this Agreement for cause on not less than sixty (60) days’ prior written notice to the ING Trust, the Fund of Funds Adviser, or the
Insurance Company, unless such cause is cured within thirty (30) days of receiving such notice, for any material breach by the ING Trust, the Fund of Funds Adviser, or the Insurance
Company of any representation, warranty, covenant, or obligation hereunder.

8.3 Notwithstanding any other provision of this Agreement, the ING Trust, the
Fund of Funds Adviser, or the Insurance Company may terminate this Agreement for cause on not less than sixty (60) days’ prior written notice to the Underlying Management Company and Dimensional, unless the party, as appropriate, has cured such cause within thirty (30) days of receiving such notice, for any material breach by the Underlying Management Company or
Dimensional of any representation, warranty, covenant, or obligation hereunder.

8.4 Notwithstanding any other provision of this Agreement, the ING Trust, the
Fund of Funds Adviser, or the Insurance Company may terminate this Agreement by written notice to the Underlying Management Company and Dimensional with respect to any
Underlying Fund, based upon the ING Trust’s, the Funds of Funds Adviser’s or the Insurance
Company’s determination that Shares of such Underlying Fund are not reasonably available to meet the requirements of the Contracts or the Funds of Funds, respectively.

8.5 Notwithstanding any other provision of this Agreement, the ING Trust, the
Fund of Funds Adviser, or the Insurance Company may terminate this Agreement by written notice to the Underlying Management Company and Dimensional with respect to any
Underlying Fund in the event that any of the Underlying Fund’s Shares are not registered, issued, or sold in accordance with applicable state and/or federal law, or such law precludes the use of such Shares as the underlying investment media of the Contracts issued or to be issued by the Insurance Company or precludes the purchase of such Shares by the Funds of
Funds.

8.6 Notwithstanding any other provision of this Agreement, the ING Trust, the
Fund of Funds Adviser, or the Insurance Company may terminate this Agreement by written notice to the Underlying Management Company and Dimensional with respect to any
Underlying Fund in the event that such Underlying Fund ceases to qualify as a Regulated
Investment Company under Subchapter M of the Code, or under any successor or similar provision, or if the Insurance Company reasonably believes that the Underlying Fund may fail to so qualify.

8.7 In the case of an Underlying Fund that has been designed to serve as a funding vehicle for insurance company separate accounts, the ING Trust, the Fund of Funds Adviser, or the Insurance Company may terminate this Agreement by written notice to the Underlying
Management Company and Dimensional with respect to such Underlying Fund in the event that the Underlying Fund fails to meet the diversification requirements specified in Section
817(h) of the Code.

8.8 Notwithstanding any other provision of this Agreement, the Underlying
Management Company or Dimensional may terminate this Agreement by written notice to the
ING Trust, the Fund of Funds Adviser or the Insurance Company if any one or both shall determine, in their sole judgment, exercised in good faith, that the Insurance Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity.

8.9 Notwithstanding any other provision of this Agreement, the ING Trust, the
Fund of Funds Adviser, or the Insurance Company may terminate this Agreement by written notice to the Underlying Management Company and Dimensional if the ING Trust, the Funds
of Funds Adviser or the Insurance Company shall determine, in their sole judgment, exercised in good faith, that the Underlying Management Company, Underlying Fund, or Dimensional
has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity.

8.10 Notwithstanding any other provision of this Agreement, any party may terminate this Agreement for cause on not less than sixty (60) days’ prior written notice to all other parties, unless any of the other parties has cured such cause within sixty (60) days of receiving such notice, for any one of the following reasons:

(a) change in control of any party or such party’s ultimate controlling person;
however, a change in the name of the party will not constitute a change in control;

(b) a material change in, or other material revision to, the Contracts or the prospectuses of the Underlying Management Company that describe the
Underlying Funds, which material change or revision is not acceptable to any of the other parties; or

(c) any action taken by federal, state, or other regulatory authorities of competent jurisdiction that, in the reasonable judgment of any of the parties, either (i)
materially and adversely alters the terms, advantages, and/or benefits of the
Contracts or the Underlying Funds to current or prospective purchasers, or (ii)
materially or adversely alters the terms or conditions of such party’s participation in the subject matter of this Agreement.

8.11 The parties recognize that each of the Funds of Funds is an investor in the
Underlying Funds and shall have the rights similar to other shareholders in the Underlying
Funds, including the right of redemption.

IX. INDEMNIFICATION

9.1 Dimensional agrees to indemnify and hold harmless ING Trust, the Insurance
Company, and each of their directors/trustees and officers and each person, if any, who controls the Insurance Company within the meaning of Section 15 of the 1933 Act
(collectively, the “ING Indemnified Parties” for purposes of this Section 9.1), against any and all losses, claims, damages, liabilities, or litigation (including legal and other expenses and excluding special or consequential damages) to which a ING Indemnified Party may become subject under any statute, at common law or otherwise, arising out of Dimensional’s responsibilities under this agreement which (1) may be based upon any violations of willful misconduct, malfeasance, bad faith or gross negligence by Dimensional, any of its employees or representatives, or any affiliate of or any person acting on behalf of Dimensional (other than DFA Indemnified Persons); provided however, that (i) in no case shall the indemnity in favor of an ING Indemnified Party be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement, and (ii) the total of amount payable to the
ING Indemnified Parties under this Agreement by Dimensional shall be limited to the total advisory fees paid to Dimensional for sub-advisory services pursuant to the Sub-Advisory
Agreement by and between ING Trust, the Fund of Funds Advisor and Dimensional on or
about the date hereof during the year immediately preceding any claim made pursuant to this
Section.

9.2 ING Trust agrees to indemnify and hold harmless Dimensional, and each of its directors/trustees and officers and each person, if any, who controls Dimensional within the meaning of Section 15 of the 1933 Act (collectively, the “DFA Indemnified Parties” for purposes of this Section 9.2), against any and all losses, claims, damages, liabilities, or litigation (including legal and other expenses and excluding special or consequential damages)
to which a DFA Indemnified Party may become subject under any statute, at common law or otherwise, arising out of ING Trust’s responsibilities under this agreement which (1) may be based upon any violations of willful misconduct, malfeasance, bad faith or gross negligence by ING Trust, any of its employees or representatives, or any affiliate of or any person acting on behalf of ING Trust (other than DFA Indemnified Persons); provided however, that in no case shall the indemnity in favor of an DFA Indemnified Party be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

X. NOTICES

All notices, including all information that any party is required to provide under the terms of this Agreement and the terms of the ING Order, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below, which address may be changed from time to time by written notice to the other parties.

If to the ING Trust:

ING Investors Trust
7337 East Doubletree Ranch Road
Scottsdale, AZ 85258-2034
Attention: Chief Counsel
Telephone No.:
Facsimile No.:

If to the Fund of Funds Adviser:

Directed Services LLC
7337 East Doubletree Ranch Road
Scottsdale, AZ 85258-2034
Attention: Chief Counsel
Telephone No.:
Facsimile No.:

If to the Insurance Company:

ING USA Annuity and Life Insurance Company
ReliaStar Life Insurance Company of New York
U.S. Legal Services
1475 Dunwoody Drive
West Chester, PA 19380
Attention: Securities Counsel
Telephone No.:
Facsimile No.: 610-425-3520

with a copy to:

ING Investment Funds
520 Madison Avenue
New York, NY 10022
Attention: Bebe Wilkinson, Head of Outside Funds
Telephone No.:
Facsimile No.:

If to the Underlying Management Company:

Catherine L. Newell, Esq.
Vice President and Secretary
DFA Investment Dimensions Group Inc.
6300 Bee Cave Road, Building One
Austin, TX 78746
Telephone No.: 512-306-7412
Facsimile No.: 512-306-7499

If to Dimensional:

Catherine L. Newell, Esq.
Vice President and Secretary
Dimensional Fund Advisors LP
6300 Bee Cave Road, Building One
Austin, TX 78746
Telephone No.: 512-306-7412
Facsimile No.: 512-306-7499

XI. MISCELLANEOUS

11.1 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remaining provisions of the Agreement shall not be affected thereby, and every remaining provision hereof will remain in full force and effect and will remain enforceable to the fullest extent permitted by law. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior written, oral, or contemporaneous oral agreements, understandings, and negotiations.

11.2 The terms of this Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof, provided, however, that all performances rendered hereunder shall be subject to compliance with all U.S. federal laws and regulations.

11.3 With respect to the ING Trust, which is organized as a Massachusetts business trust, it is expressly agreed that the obligations of such trust hereunder shall not be binding upon any of its Trustees, shareholders, nominees, officers, agents, or employees personally, but shall bind only the trust property of such trust as provided in such trust’s Declaration of
Trust. The execution and delivery of this Agreement has been authorized by the Trustees of such trust and signed by authorized officers of such trust, acting as such, and neither such authorization by such Trustees, nor such execution and delivery by such officers, shall be deemed to have been made by any of them individually, or to impose any liability on any of them personally, but shall bind only the trust property of the ING trust as provided in the ING
Trust’s Declaration of Trust.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date written above.

BY:	ING INVESTORS TRUST on behalf of its series listed on Schedule A hereto (severally and not jointly)
By:
Title:

BY:	DIRECTED SERVICES LLC
By:
Title:

BY:	ING USA ANNUITY AND LIFE INSURANCE COMPANY,
on behalf of itself and each Account
By:
Title:

BY:	RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK,
on behalf of itself and each Account
By:
Title:

BY:	DFA INVESTMENT DIMENSIONS GROUP INC.,
on behalf of its series listed on Schedule B hereto
By:
Title:

BY:	DIMENSIONAL FUND ADVISORS LP
By: DIMENSIONAL HOLDINGS INC.,
General Partner

By:

Title:

SCHEDULE A

LIST OF FUNDS OF FUNDS

Series of ING Investors Trust
ING DFA Global All Equity Portfolio
ING DFA Global Allocation Portfolio

SCHEDULE B

LIST OF UNDERLYING FUNDS OF DFA INVESTMENT DIMENSIONS GROUP INC.
(“DFAIDG”)

DFAIDG

US Core Equity 1 Portfolio (I)
Large Cap International Portfolio (I)
Emerging Markets Core Equity Portfolio (I)
US Small Cap Portfolio (I)
VA International Small Portfolio
VA U.S. Large Value Portfolio (I)
VA International Value Portfolio
VA US Targeted Value Portfolio (I)
International Vector Equity Portfolio
DFA International Real Estate Securities Portfolio (I)
DFA Selectively Hedged Global Fixed Income Portfolio
VA Short-Term Fixed Portfolio
VA Global Bond Portfolio

1

SCHEDULE C

LIST OF SEPARATE ACCOUNTS
Company	Separate Account
ING USA Annuity and Life Insurance Company
ReliaStar Life Insurance Company of New York

1

SCHEDULE D
LIST OF CONTRACTS

1

Exhibit 1

ING Order and Notice of Application

Exhibit 2

SUMMARY OF THE CONDITIONS OF THE ING ORDER

1. The members of the Group (in the aggregate) will not hold or beneficially own
25% or more of the outstanding voting securities or otherwise control an
Underlying Fund within the meaning of Section 2(a)(9) of the 1940 Act. If, as a result of a decrease in an Underlying Fund’s outstanding voting securities, the
Group becomes, in the aggregate, a holder or beneficial owner of more than 25%
or more of the outstanding voting securities of an Underlying Fund, the ING Trust and the Fund of Funds Adviser agree that the Group will vote its Shares of the
Underlying Fund in the same proportion as the vote of all other holders of the
Underlying Fund’s Shares. The ING Trust and the Fund of Funds Adviser agree that if a Fund of Funds owns 3% or more of the outstanding voting securities of an
Underlying Fund, the Funds of Funds will vote its Shares in the same proportion as the vote of all other holders of the Underlying Fund’s Shares. For purposes of this
Agreement, the “Group” consists of the Fund of Funds Adviser and any person controlling, controlled by, or under common control with the Fund of Funds
Adviser, and any investment company (including the Funds of Funds) and any issuer that would be an investment company but for Sections 3(c)(1) or 3(c)(7) of the 1940 Act that is advised or sponsored by the Fund of Funds Adviser, or any person controlling, controlled by, or under common control with the Fund of
Funds Adviser.

2. The Fund of Funds Adviser will waive or offset fees otherwise payable to it by a
Fund of Funds in an amount at least equal to any compensation (including fees received pursuant to a plan adopted by an Underlying Fund pursuant to Rule 12b-1 under the 1940 Act) received from an Underlying Fund by the Fund of Funds
Adviser or an affiliated person of the Fund of Funds Adviser, other than any advisory fees paid to the Fund of Funds Adviser or its affiliated person by an
Underlying Fund, in connection with the investment by the Fund of Funds in the
Underlying Fund.

3. No Fund of Funds will cause, nor will permit any Fund of Funds Affiliate to cause, any existing or potential investment by the Funds of Funds in Shares of an
Underlying Fund to influence the terms of any services or transactions between the
Funds of Funds or Fund of Funds Affiliate and the Underlying Fund or an
Underlying Fund Affiliate. For purposes of this Agreement, (a) the term “Fund of
Funds Affiliate” includes the Fund of Funds Adviser and any promoter and principal underwriter of the Funds of Funds, and any person controlling, controlled by, or under common control with any of those entities within the meaning of
Section 2(a)(9) of the 1940 Act, and (b) the term “Underlying Fund Affiliate”
means Dimensional and any sponsor, promoter, and principal underwriter of an
Underlying Fund, and any person controlling, controlled by, or under common control with any of those entities within the meaning of Section 2(a)(9) of the 1940
Act.

4. Before any Fund of Funds relies on the ING Order, the Board of the ING Trust, including a majority of its Disinterested Trustees, will adopt procedures reasonably designed to assure that the Fund of Funds Adviser and any Fund of Funds
Subadviser is conducting the Fund of Funds’ investment program without taking into account any consideration received by the Fund of Funds or any Fund of
Funds Affiliate from the Underlying Fund or any Underlying Fund Affiliate in connection with any services or transactions.

5. No Fund of Funds or Fund of Funds Affiliate (except to the extent it is acting in its capacity as an investment adviser to an Underlying Fund) will cause an Underlying
Fund to purchase a security in any Affiliated Underwriting. For purposes of this
Agreement, the term “Affiliated Underwriting” means an offering of securities during the existence of an underwriting or selling syndicate of which a principal underwriter is an Underwriting Affiliate. For purposes of this Agreement, the term
“Underwriting Affiliate” means a principal underwriter in any underwriting or selling syndicate that is an officer, director, member of an advisory board, investment adviser, subadviser, or employee of the Fund of Funds, or a person of which any such officer, director, member of an advisory board, investment adviser, subadviser, or employee is an affiliated person.

6. Once an investment by a Fund of Funds in the Shares of an Underlying Fund
exceeds the limit of Section 12(d)(1)(A)(i) of the 1940 Act, the Board of the
Underlying Management Company, including a majority of the Disinterested
Trustees, will determine that any consideration paid by the Underlying Fund to the
Fund of Funds or a Fund of Funds Affiliate in connection with any services or transactions: (a) is fair and reasonable in relation to the nature and quality of the services and benefits received by the Underlying Fund; (b) is within the range of consideration that the Underlying Fund would be required to pay to another unaffiliated entity in connection with the same services or transactions; and (c)
does not involve overreaching on the part of any person concerned. This condition does not apply with respect to any services or transactions between an Underlying
Fund and its investment adviser(s), or any person controlling, controlled by, or under common control with such investment adviser(s).

7. The Board of the Underlying Management Company, including a majority of the
Disinterested Directors, will adopt procedures reasonably designed to monitor any purchases of securities by an Underlying Fund in Affiliated Underwritings, once an investment by a Fund of Funds in the Shares of the Underlying Fund exceeds the limit of Section 12(d)(1)(A)(i) of the 1940 Act, including any purchases made directly from an Underwriting Affiliate. The Board will review these purchases periodically, but no less frequently than annually, to determine whether the purchases were influenced by the investment by the Fund of Funds in Shares of the
Underlying Fund. The Board will consider, among other things: (a) whether the purchases were consistent with the investment objectives and policies of the
Underlying Fund; (b) how the performance of securities purchased in an Affiliated
Underwriting compares to the performance of comparable securities purchased during a comparable period of time in underwritings other than Affiliated

Underwritings or to a benchmark such as a comparable market index; and (c)
whether the amount of securities purchased by the Underlying Fund in Affiliated
Underwritings and the amount purchased directly from an Underwriting Affiliate have changed significantly from prior years. The Board will take any appropriate actions based on its review, including, if appropriate, the institution of procedures designed to assure that purchases of securities in Affiliated Underwritings are in the best interests of shareholders.

8. The Underlying Management Company shall maintain and preserve permanently, in an easily accessible place, a written copy of the procedures described in Section
9 of this Agreement, and any modifications to such procedures, and shall maintain and preserve for a period of not less than six years from the end of the fiscal year in which any purchase from an Affiliated Underwriting occurred, the first two years in an easily accessible place, a written record of each purchase of securities in Affiliated Underwritings once an investment by a Fund of Funds in the Shares of an Underlying Fund exceeds the limit of Section 12(d)(1)(A)(i) of the 1940 Act, setting forth from whom the securities were acquired, the identity of the underwriting syndicate’s members, the terms of the purchase, and the information or materials upon which the determinations of the Board of the Underlying
Management Company were made.

9. No Underlying Fund will acquire securities of any other investment company or company relying on Sections 3(c)(1) or 3(c)(7) of the 1940 Act in excess of the limits contained in Section 12(d)(1)(A) of the 1940 Act, except to the extent that such Underlying Fund (i) receives securities of another investment company as a dividend or as a result of a plan of reorganization of a company (other than a plan devised for the purpose of evading Section 12(d)(1) of the 1940 Act); or (ii)
acquires (or is deemed to have acquired) securities of another investment company pursuant to exemptive relief from the Commission permitting such Underlying
Fund to (a) acquire securities of one or more affiliated investment companies for short-term cash management purposes, or (b) engage in interfund borrowing and lending transactions.

10. Prior to approving any investment advisory agreement under Section 15 of the
1940 Act with respect to a Fund of Funds, the Board of the ING Trust, including a majority of the Disinterested Trustees, (a) will find that the advisory or management fees charged under such agreement are based on services provided that are in addition to, rather than duplicative of, the services provided under the advisory contract(s) of any Underlying Fund in which the Fund of Funds may invest, and (b) will record fully in the minute books of the ING Trust such finding and the basis upon which such finding was made.

11. Each Fund of Funds complies with FINRA Conduct Rule 283 and any sales charge and/or service fees (other than customary brokerage fees) charged with respect to shares in the Fund of Funds will not exceed the limits applicable to a fund of funds as set forth in that rule.